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EXHIBIT 23.1

INDEPENDENT AUDITOR'S CONSENT

        We consent to the use in this Registration Statement of Trestle Holdings, Inc. and subsidiaries on Form SB-2 of our report, dated March 26, 2004, (which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern), appearing in the Prospectus, which is part of this Registration Statement.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
May 20, 2004

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INDEPENDENT AUDITOR'S CONSENT